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                                                                      Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Kellstrom Industries, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-20727, No. 333-41159, No. 333-62247 and No. 333-80015) on Form S-8 and in
the registration statements (No. 333-10313, No. 333-44019 and No. 333-52917) on Form S-3 of Kellstrom Industries, Inc. and subsidiaries of our report dated February 18, 2000, relating to the consolidated balance sheets of Kellstrom Industries, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related financial statement schedule, which report appears in the December 31, 1999 annual report on Form 10-K of Kellstrom Industries, Inc. and subsidiaries.


Fort Lauderdale, Florida
March 28, 2000